Exhibit 10.24

FIRST AMENDMENT, dated as of November 13, 2012 (“Amendment”), executed in connection with the LOAN AND SECURITY AGREEMENT, dated as of September 17, 2012 (as such Agreement may hereafter be amended, supplemented or restated from time to time, the “Loan Agreement”), by and among GENESIS GROUP HOLDINGS, INC., a Delaware limited liability company (the “Borrower”), RIVES-MONTEIRO LEASING, LLC, an Alabama limited liability company, TROPICAL COMMUNICATIONS, INC., a Florida corporation, and each other Person that is now or may from time to time hereafter become a party thereto as a guarantor (collectively, the “Guarantors,” and each a “Guarantor”), MIDMARKET CAPITAL PARTNERS, LLC, a Delaware limited liability company (“MMCP”), in its capacity as agent for the Lenders, as hereinafter defined (in such capacity, the “Agent”), and each of the financial institutions which is now or which hereafter becomes a party thereto as a lender (each individually a “Lender”, and collectively, the “Lenders”).  Terms which are capitalized in this Amendment and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement.

WHEREAS, Borrower has requested that the Lenders (i) extend the Additional Term Loan (as defined in Section One hereof) to Borrower and (ii) agree to certain modifications to the terms and provisions of the Loan Agreement and that certain post-closing matter letter agreement among the Agent, the Borrower and the Guarantors party thereto, dated as of the Closing Date (the “Post-Closing Letter”), as more particularly described in this Amendment;

WHEREAS, Agent and Lenders have agreed to (i) extend the Additional Term Loan and (ii) amend and modify certain terms and provisions of the Loan Agreement and the Post-Closing Letter, in each case on the terms and subject to the conditions contained in this Amendment;

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, and intending to be legally bound, the Borrower, the Guarantors, the Agent and the Lenders hereby agree as follows:

Section One. Retroactive Amendments.

(a)    Loan Agreement.  Subject to the satisfaction of the conditions precedent contained in Section Five hereof, the Loan Agreement is hereby amended effective as of the Closing Date as follows:

(i) Section 2.5(F)(i).  Mandatory Prepayment.  Section 2.5(F)(i) of the Loan Agreement is deleted in its entirety and the following is substituted in lieu thereof:

(i) procures financing from any source (a) in the form of Indebtedness (excluding all Indebtedness permitted to be incurred under the Loan Documents) or (b) in the form of equity issued at any time on or after March 31, 2013,

(ii) Section 5.21(A)  Minimum Liquidity.  Section 5.21(A) of the Loan Agreement is amended by deleting the chart set forth therein in its entirety and by substituting the following in lieu thereof:

Periods	Liquidity
Closing Date through First Amendment Closing Date	$2,000,000
First Amendment Closing Date through December 31, 2012	$1,000,000
January 1, 2013 through March 31, 2013	$1,500,000
April 1, 2013 through June 30, 2013	$2,000,000
July 1, 2013 through September 30, 2013	$2,500,000
October 1, 2013 and at all times thereafter	$3,000,000

(iii) Section 6.1(d).  Indebtedness and Liabilities.  Section 6.1(d) of the Loan Agreement is deleted in its entirety and the following is substituted in lieu thereof:

(d) (i) Indebtedness owing under the ADEX Note, (ii) Earn-Out Obligations owing to the T N S Sellers, (iii) Subordinated Debt owing under the Acquisition Agreements, (iv) to the extent constituting Indebtedness, working capital adjustments owing by Borrower to a seller in connection with the Acquisition or a Potential Target Acquisition and (v) Indebtedness owing to Wellington Shields & Co. pursuant to that certain promissory note, dated as of September 17, 2012 in the original principal amount of $530,000 and any extension, refinancing, renewal or replacement thereof if the principal amount thereof does not exceed the principal amount of the Indebtedness so refinanced;

(iv) Schedule 4.4.  Indebtedness and Liabilities.  Schedule 4.4 to the Loan Agreement is replaced with Exhibit A to this Amendment.

(b)   Post-Closing Letter.  Subject to the satisfaction of the conditions precedent contained in Section Five hereof, the Post-Closing Letter is hereby amended effective as of the Closing Date as follows:

(i) Section (3).  ADEXCOMM Good Standing, Joinder and Pledge.  Section (3) of the Post-Closing Letter is amended by deleting therefrom the phrase “On or before the date that is eight (8) weeks after the Closing Date” and replacing it with the phrase “On or before March 1, 2013.”

(ii) Section (4).  Landlord Waiver.  Section (4) of the Post-Closing Letter is amended by deleting therefrom the phrase “On or before the date that is thirty (30) calendar days after the Closing Date” and replacing it with the phrase “On or before December 31, 2012.”

Section Two. Amendment.  Subject to the satisfaction of the conditions precedent contained in Section Four hereof, the Loan Agreement is hereby amended effective as of the date of this Amendment as follows:

(a)   Section 1.1.  Certain Defined Terms.  Section 1.1 of the Loan Agreement is amended by (i) deleting the definitions of “Term Loan” and “Term Note” in their entirety and by substituting the following in lieu thereof, and (ii) by adding the following defined terms thereto: “Additional Term Loan”, “Additional Term Loan Maturity Date”, “Additional Term Note”, “First Amendment”, “First Amendment Closing Date”, “First Amendment Transaction Fee”, “Original Term Loan” and “Original Term Note”:

“Additional Term Loan” has the meaning given such term in Section 2.1.

“Additional Term Loan Maturity Date” means November 13, 2013.

“Additional Term Note” means, collectively, the promissory notes payable by Borrower to Lenders, each in an amount equal to such Lender’s Commitment Percentage of the Additional Term Loan, each dated as of the First Amendment Closing Date, in a form acceptable to Agent, issued pursuant to Section 2.1, which evidences Borrower’s indebtedness in respect of the Additional Term Loan, and any amendment or restatement thereof.

“First Amendment” means the First Amendment to this Agreement, dated as of November 13, 2012.

“First Amendment Closing Date” means November 13, 2012.

“First Amendment Transaction Fee” has the meaning given such term in Section 2.4(A).

“Original Term Loan” has the meaning given such term in Section 2.1.

“Original Term Note” means, collectively, the promissory notes payable by Borrower to Lenders, each in an amount equal to such Lender’s Commitment Percentage of the Original Term Loan, each dated as of the Closing Date, in a form acceptable to Agent, issued pursuant to Section 2.1, which evidences Borrower’s indebtedness in respect of the Original Term Loan, and any amendment or restatement thereof.

“Term Loan” means, collectively, the Original Term Loan and the Additional Term Loan, and any amendment or restatement thereof.

“Term Note” means, collectively, the Original Term Note and the Additional Term Note.

(b)   Section 2.1.  Term Loan.  Section 2.1 of the Loan Agreement is deleted in its entirety and the following is substituted in lieu thereof:

Term Loan.  Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower set forth herein and in the other Loan Documents, Lenders agree to lend to Borrower the Term Loan in the aggregate original principal amount of Fifteen Million Dollars ($15,000,000) which shall be funded as follows:  (a) on the Closing Date, Lenders shall make a loan to Borrower in the original principal amount of Thirteen Million Dollars ($13,000,000) (the “Original Term Loan”) and (b) on the First Amendment Closing Date, Lenders shall make a loan to Borrower in the original principal amount of Two Million Dollars ($2,000,000) (the “Additional Term Loan”).  The Original Term Loan shall be due and payable in full on the Maturity Date and the Additional Term Loan shall be due and payable in full on the Additional Term Loan Maturity Date, in each case without defense, set off or counterclaim of any sort.  Amounts borrowed under this Section 2.1 and repaid may not be reborrowed.  In order to evidence each Lender’s Commitment Percentage of the Term Loan, (i) on or prior to the Closing Date, Borrower shall execute and deliver to each Lender the Original Term Note and (ii) on or prior to the First Amendment Closing Date, Borrower shall execute and deliver to each Lender the Additional Term Note.

(c)   Section 2.2.  Use of Proceeds.  Section 2.2 of the Loan Agreement is amended by (i) deleting therefrom the reference to the term “Term Loan” in the first sentence and replacing it with the term “Original Term Loan” and (ii) by adding the following new sentence after the first sentence of Section 2.2: “The proceeds of the Additional Term Loan shall be used exclusively to (i) pay the transactional fees and expenses relating to the events contemplated to occur under First Amendment on the First Amendment Closing Date and (ii) support Borrower’s working capital and long-term financing needs.”

(d)   Section 2.4(A).  Transaction Fee.  Section 2.4(A) of the Loan Agreement is amended by deleting the last sentence of Section 2.4(A) in its entirety and by substituting the following in lieu thereof:

On the First Amendment Closing Date, Borrower shall be obligated to pay to Agent for its own account, in cash, a non-refundable fee (a “First Amendment Transaction Fee”) in the amount of Sixty Thousand Dollars ($60,000).  In addition, on the First Amendment Closing Date, Borrower shall be obligated to pay or reimburse Agent in cash for all reasonable costs and expenses incurred by Agent in connection with any matters contemplated by the First Amendment which are due and payable as of the First Amendment Closing Date.  All amounts payable pursuant to this Section 2.4(A), including without limitation, the Transaction Fee and the First Amendment Transaction Fee, shall be paid by netting the amount thereof against the proceeds of the Original Term Loan and the Additional Term Loan, as applicable.

(e)   Section 2.4(C).  Prepayment Fee.  Section 2.4(C) is amended by deleting therefrom each reference to the term “Term Loan” and, in each case, replacing it with the term “Original Term Loan.”

(f)    Section 2.5(C).  Scheduled Payments.  Section 2.5(C) is amended by (i) deleting therefrom each reference to the term “Term Loan” and, in each case, replacing it with the term “Original Term Loan” and (ii) by adding the following new sentence after the last sentence of Section 2.5(C): “The entire principal amount of the Additional Term Loan shall become due and payable in full and be repaid in a single installment on the Additional Term Loan Maturity Date, by automatic wire transfer to Agent’s bank account.”

(g)   Section 2.5(E).  Voluntary Prepayment.  Section 2.5(E) of the Loan Agreement is deleted in its entirety, and the following is substituted in lieu thereof:

Voluntary Prepayment.  Borrower shall have the right to prepay, at any time and from time to time all or any portion of the outstanding (i) Additional Term Loan and (ii) after March 17, 2013, the Original Term Loan, in each case without penalty or premium (other than, in the case of any prepayment of the Original Term Loan, the Prepayment Fee), provided that each such prepayment shall be in an amount equal to or greater than One Hundred Thousand Dollars ($100,000), and shall be accompanied by payment of accrued interest to date of payment on the amount prepaid, together with, in the case of any prepayment of the Original Term Loan, the amount of the applicable Prepayment Fee.

(h)   Section 3.1.  Conditions to Making of Term Loan.  Section 3.1 is amended by deleting therefrom each reference to the term “Term Loan”, including in the paragraph heading of Section 3.1, and, in each case, replacing it with the term “Original Term Loan.”

(i)    Section 5.1(E)(2).  Management Report.  Section 5.1(E)(2) of the Loan Agreement is deleted in its entirety and the following is substituted in lieu thereof:

(2) setting forth in comparative form (x) the corresponding figures for such relevant period and year-to-date period as set forth in the Projections (or, if applicable, the yearly projections delivered to Agent under Section 5.1(F) below) and (y) the corresponding figures for the comparable period and year-to-date period in the previous Fiscal Year, in each case setting forth the variances between the figures for the relevant period then ended and the year-to-date period in the current Fiscal Year and the corresponding figures from the Projections or projections and the previous Fiscal Year (provided that the obligation to deliver a management report which compares figures from a prior comparable period shall only apply to management reports pertaining to periods ending on and after September 30, 2013); and

Section Three. Confirmation of Existing Agreements.

(a)    Pledge Agreement.    Borrower, in its capacity as Pledgor under the Pledge Agreement dated September 17, 2012 and executed by Borrower in favor of Agent, hereby acknowledges and confirms the continuing validity and enforceability of such Pledge Agreement, and that the Obligations, which are secured by the liens and security interests granted to Agent for the benefit of Lenders pursuant to such Pledge Agreement, include without limitation the Additional Term Loan and all other Obligations arising in connection with this Amendment or the transactions contemplated hereunder.

(b)   Guaranty Agreement.    Each Guarantor, in its capacity as Guarantor under the Guaranty and Suretyship Agreement dated as of September 17, 2012 and entered into by each Guarantor, hereby acknowledges and confirms the continuing validity and enforceability of the Guaranty and Suretyship Agreement, and that the Obligations, which are unconditionally guaranteed by each Guarantor pursuant to the Guaranty and Suretyship Agreement, include without limitation the Additional Term Loan and all other Obligations arising in connection with this Amendment or the transactions contemplated hereunder.

Section Four. Representations and Warranties.  To induce the Agent and the Lenders to execute this Amendment, Borrower and each Guarantor warrant and represent as follows:

(a)   all of the representations and warranties contained in the Loan Agreement and each other Loan Document are correct on and as of the date of hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date;

(b)   the execution, delivery and performance of this Amendment by Borrower and each Guarantor is within their respective limited liability company or corporate, as applicable, powers, has been duly authorized by all necessary limited liability company or corporate, as applicable, action on their part, and Borrower and each Guarantor have received all necessary amendments and approvals (if any shall be required) for the execution and delivery of this Amendment and the borrowing of the Additional Term Loan;

(c)    upon its execution, this Amendment shall constitute the legal, valid and binding obligation of Borrower and each Guarantor, enforceable against each of them in accordance with its terms;

(d)   immediately after giving effect to this Amendment, Borrower and Guarantors are not in default under any indenture, mortgage, deed of trust, or other material agreement or material instrument to which any of them are a party or by which any of them may be bound.  Neither the execution and delivery of this Amendment, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, in each case by Borrower and each Guarantor will (i) require any authorization, amendment or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, amendment, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof; (ii) violate any provision of any law, rule or regulation (including Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or any Guarantor or of the Borrower’s or any Guarantors’ formation or governing documents; (iii) result in a breach of or constitute a default under any indenture or loan or Loan Agreement or any other material agreement, lease or instrument to which the Borrower or any Guarantor is a party or by which the Borrower, any Guarantor or any of their respective properties may be bound or affected; or (iv) result in, or require, the creation or imposition of any lien upon or with respect to any of the properties now owned or hereafter acquired by the Borrower or any Guarantor, other than liens and security interests in favor of the Agent which secure the Obligations; and

Section Five. Conditions Precedent.  This Amendment shall become effective upon the satisfaction of all of the following conditions precedent:

(a)   Agent shall have received this Amendment, the Additional Term Notes (each in the form of Exhibit B annexed hereto) and the amendments to the Warrants (each in the form of Exhibit C annexed hereto), each duly executed by the Borrower and each Guarantor, as applicable, as well as all other agreements, notes, certificates, orders, authorizations, financing statements, mortgages and other documents which Agent may reasonably request;

(b)   Borrower shall have paid the First Amendment Transaction Fee and all other amounts payable on the First Amendment Closing Date in accordance with Section 2.4(A);

(c)   Agent shall have received the executed legal opinions of (i) O’Melveny & Myers LLP and (ii) Lawrence M. Sands, Esq., in form and substance reasonably satisfactory to Agent which shall cover such matters incident to the transactions contemplated by this Amendment, the Additional Term Notes, the other Loan Documents and related agreements as Agent may reasonably require and Borrower and each Guarantor hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders;

(d)   After giving effect to the transactions contemplated by this Amendment, no Event of Default or Default shall have occurred and be continuing;

(e)   Agent shall have received a certificate of the Secretary of the Borrower and each Guarantor, certifying (i) as true and correct a copy of resolutions adopted by Borrower’s and each Guarantor’s members or directors, as applicable, approving and authorizing the execution, delivery and performance by Borrower and each Guarantor of this Amendment and all other Loan Documents (ii) that there have been no amendments, supplements, or other modifications to Borrower’s or any Guarantor’s respective formation and governance documents since the Closing Date, or attaching updated formation and governance documents as of the First Amendment Closing Date, as necessary, and in each case, that the copies of such formation and governance documents delivered to the Agent on such date are true, correct and complete copies as in full force and effect on the date hereof and (iii) that the incumbency certificates, setting forth the name(s) and signature(s) of the officers of Borrower and each Guarantor authorized to execute and deliver any Loan Document, previously delivered to the Agent have not been amended and are in full force and effect on the date hereof;

(f)    Agent shall have received a closing certificate signed by an authorized officer of Borrower dated as of the date of this Amendment, certifying that (i) all representations and warranties set forth in this Amendment, the Loan Agreement and the other Loan Documents are true and correct in all material respects on and as of such date, except to the extent any such representation or warranty relates only to a specific date, in which case such representation or warranty shall be true and correct in all material respects only as of such specific date, (ii) immediately after giving effect to the Amendment, Borrower is on such date in compliance with all the terms and provisions set forth in this Amendment, the Loan Agreement and the other Loan Documents, (iii) immediately after giving effect to the Amendment, no Default or Event of Default has occurred or is continuing, (iv) Borrower is in compliance with all federal, state and local statutes, rules, regulations and ordinances applicable to it, except those the failure with which to comply could not reasonably be expected to have a Material Adverse Effect and (v) all of the conditions set forth in this Section Five have been satisfied; and

(g)   Agent shall have received a solvency certificate signed by an authorized officer of Borrower dated as of the date of this Amendment, certifying that immediately after giving effect to the transactions contemplated by this Amendment, Borrower is and will be solvent, is and will be able to pay its debts as they mature, has and will have capital sufficient to carry on its business and all businesses in which it is about to engage, and (i) as of the First Amendment Closing Date, the fair present saleable value of its assets, calculated on a going concern basis, is in excess of the amount of its liabilities and (ii) immediately subsequent to the First Amendment Closing Date, the fair saleable value of its assets (calculated on a going concern basis) will be in excess of the amount of its liabilities.

(h)  All corporate and other proceedings, and all documents, instruments and other legal matters in connection with this Amendment and the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Agent and its counsel.

Section Six. Release.  Borrower and each Guarantor acknowledge and agree that they have no claims, suits or causes of action against Agent or any Lender and hereby remise, release and forever discharge Agent and each Lender, their officers, directors, members, shareholders, employees, agents, successors and assigns, and any of them, from any claims, suits or causes of action whatsoever, in law or at equity, which Borrower or any Guarantor has or may have arising from any act, omission or otherwise, at any time immediately prior to the effectiveness of this Amendment.

Section Seven. General Provisions.

(a)   Within twenty (20) days after the date hereof, Agent shall have received satisfactory results of an updated lien, tax, judgment and pending litigation search against Borrower and each Guarantor in each jurisdiction deemed necessary by the Agent.

(b)   Borrower has advised Agent and Lenders that it intends to change its legal name within thirty (30) days from the date hereof.  Notwithstanding the restrictions contained in Section 6.13 of the Loan Agreement, Agent and Lenders hereby consent to Borrower’s proposed amendment of its organizational documents in order to change its legal name to Intercloud Systems, Inc., provided that within ten (10) days after the effectiveness of such name change, Borrower shall deliver to Agent a copy of Borrower’s amended organizational documents certified by the appropriate government official of Borrower’s state of incorporation.

(c)   The Loan Agreement and all of the other Loan Documents are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms as so amended.  The Borrower and each Guarantor, as applicable, hereby confirm their existing pledge, assignment and grant to the Agent, for the ratable benefit of the Lenders, of a perfected lien on and security interest in the Collateral, as security for the payment and performance of all present and future Obligations.  Borrower and each Guarantor hereby confirm that all security interests at any time granted by each of them to the Agent for the ratable benefit of the Lenders in any and all of Borrower’s and each Guarantor’s property and assets, including  the Collateral, continue in full force and effect and secure and shall continue to secure the Obligations so long as any such Obligations remain outstanding and that all Collateral subject thereto remains free and clear of any liens or encumbrances other than (i) those in favor of the Agent provided for under the Loan Agreement and the other Loan Documents, and (ii) other Permitted Encumbrances.

(d)   All references to the Loan Agreement in the other Loan Documents shall mean the Loan Agreement as heretofore and as hereafter amended, supplemented and modified from time to time.

(e)   The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lenders under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any other provision of the Loan Agreement or any of the other Loan Documents.

(f)   This Amendment embodies the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, commitments, arrangements, negotiations or understandings, whether written or oral, of the parties with respect thereto.

(g)  This Amendment shall be governed by and construed in accordance with the substantive laws of the State of New York.

(h)  This Amendment shall be binding upon and inure to the benefit of the Borrower, each Guarantor, Agent and the Lenders and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written agreement of Agent.

(i)    Any provision of this Amendment which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

(j)    Borrower and each Guarantor hereby confirm and agree, and represent and warrant, that all Obligations (whether representing outstanding principal, accrued and unpaid interest, accrued and unpaid fees or any other Obligations of any kind or nature) currently owing by Borrower under the Loan Agreement and the other Loan Documents, as reflected in the books and records of Agent as of the date hereof, are unconditionally owing from and payable by Borrower to Lenders and that Borrower is indebted to Lenders with respect thereto, all without any set-off, deduction, counterclaim or defense.

(k)   This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by Facsimile shall be as effective as delivery of a manually executed counterpart thereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Borrower, each Guarantor, Agent and the Lenders have signed below to indicate their agreement with the foregoing and their intent to be bound thereby.

AGENT:	MIDMARKET CAPITAL PARTNERS, LLC

By: /s/ Chester Eng Name: Chester Eng Title: Managing Director

LENDERS:	GREAT AMERICAN LIFE INSURANCE COMPANY

By: /s/ Mark Muething Name: Mark Muething Title: Executive Vice President
Commitment Percentage: 70%

GREAT AMERICAN INSURANCE COMPANY

By: /s/ Stephen C. Beraha Name: Stephen C. Beraha Title: Assistant Vice President
Commitment Percentage: 30%

BORROWER:	GENESIS GROUP HOLDINGS, INC.

By: /s/ Lawrence Sands Name: Lawrence Sands Title: Senior Vice President and Secretary

GUARANTORS:	RIVES-MONTEIRO LEASING, LLC

By: /s/ Lawrence Sands Name: Lawrence Sands Title: Senior Vice President

TROPICAL COMMUNICATIONS, INC.

By: /s/ Lawrence Sands Name: Lawrence Sands Title: Senior Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT]

ADEX CORPORATION

By: /s/ Lawrence Sands Name: Lawrence Sands Title: Senior Vice President

T N S, INC.

By: /s/ Lawrence Sands Name: Lawrence Sands Title: Senior Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT]

EXHIBIT A

SCHEDULE 4.4

Indebtedness and Liabilities

Promissory note in the principal amount of $530,000 issued by Genesis Group Holdings, Inc. to Wellington Shields & Co., dated as of September 17, 2012.

EXHIBIT B

(Form of Additional Term Notes)

FORM OF ADDITIONAL TERM NOTE

$1,400,000	November [_], 2012

FOR VALUE RECEIVED, GENESIS GROUP HOLDINGS, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of GREAT AMERICAN LIFE INSURANCE COMPANY, an Ohio corporation, (the “Term Loan Lender”), at the office of Agent (as defined below) at the address set forth in the Loan Agreement (as defined below) or at such other place as Agent may from time to time designate to Borrower in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of ONE MILLION FOUR HUNDRED THOUSAND DOLLARS ($1,400,000) or such lesser sum which then represents such Term Loan Lender’s Commitment Percentage of the aggregate unpaid principal amount of the Additional Term Loan in a single installment of principal as set forth in the Loan Agreement, which installment of principal shall be due and payable in full on the Additional Term Loan Maturity Date, or earlier as provided in the Loan Agreement, in accordance with the terms of the Loan Agreement, together with interest on the principal amount hereunder remaining unpaid from time to time from the date hereof until this Additional Term Note is fully paid, at the rate or rates from time to time in effect under the Loan Agreement.

THIS ADDITIONAL TERM NOTE is executed and delivered under and pursuant to the terms of that certain Loan and Security Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Borrower, Rives-Monteiro Leasing, LLC, an Alabama limited liability company, Tropical Communications, Inc., a Florida corporation, each as a guarantor, each other Person joined thereto as a guarantor, the various financial institutions named therein or which hereafter become a party thereto as lenders (collectively, the “Lenders”), and Midmarket Capital Partners, LLC, in its capacity as agent for Lenders (in such capacity, the “Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings provided in the Loan Agreement.

Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever as further set forth in the Loan Agreement.

This Additional Term Note is one of the Additional Term Notes referred to in the Loan Agreement, which among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayments of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain terms and conditions therein specified.

THIS ADDITIONAL TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLIED TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.

(Signature Page Follows)

IN WITNESS WHEREOF, the undersigned has executed this Additional Term Note the day and year first written above intending to be legally bound hereby.

GENESIS GROUP HOLDINGS, INC.

By:
Name:
Title:

[Additional Term Note - GALIC]

FORM OF ADDITIONAL TERM NOTE

$600,000	November [_], 2012

FOR VALUE RECEIVED, GENESIS GROUP HOLDINGS, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of GREAT AMERICAN INSURANCE COMPANY, an Ohio corporation, (the “Term Loan Lender”), at the office of Agent (as defined below) at the address set forth in the Loan Agreement (as defined below) or at such other place as Agent may from time to time designate to Borrower in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of SIX HUNDRED THOUSAND DOLLARS ($600,000) or such lesser sum which then represents such Term Loan Lender’s Commitment Percentage of the aggregate unpaid principal amount of the Additional Term Loan in a single installment of principal as set forth in the Loan Agreement, which installment of principal shall be due and payable in full on the Additional Term Loan Maturity Date, or earlier as provided in the Loan Agreement, in accordance with the terms of the Loan Agreement, together with interest on the principal amount hereunder remaining unpaid from time to time from the date hereof until this Additional Term Note is fully paid, at the rate or rates from time to time in effect under the Loan Agreement.

THIS ADDITIONAL TERM NOTE is executed and delivered under and pursuant to the terms of that certain Loan and Security Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Borrower, Rives-Monteiro Leasing, LLC, an Alabama limited liability company, Tropical Communications, Inc., a Florida corporation, each as a guarantor, each other Person joined thereto as a guarantor, the various financial institutions named therein or which hereafter become a party thereto as lenders (collectively, the “Lenders”), and Midmarket Capital Partners, LLC, in its capacity as agent for Lenders (in such capacity, the “Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings provided in the Loan Agreement.

Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever as further set forth in the Loan Agreement.

This Additional Term Note is one of the Additional Term Notes referred to in the Loan Agreement, which among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayments of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain terms and conditions therein specified.

THIS ADDITIONAL TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLIED TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.

(Signature Page Follows)

IN WITNESS WHEREOF, the undersigned has executed this Additional Term Note the day and year first written above intending to be legally bound hereby.

GENESIS GROUP HOLDINGS, INC.

By:
Name:
Title:

[Additional Term Note - GALIC]

EXHIBIT C

(Form of Amendments to Warrants)

FORM OF FIRST AMENDMENT

TO

WARRANT NO. GR-1

OF

GENESIS GROUP HOLDINGS, INC.

This First Amendment (the “Amendment”) is being issued by Genesis Group Holdings, Inc. (the “Company”) to amend Warrant No. GR-1 (the “Warrant’) issued by the Company as of September 17, 2012 to Great American Life Insurance Company, an Ohio corporation.

This Amendment hereby amends the definition of “Initial Number” in the Warrant to change the reference therein to “ten percent (10%)” to read “eleven and one half percent (11.5%)” such that from and after the date of this Amendment, the definition of “Initial Number” in the Warrant shall read as follows:

“Initial Number” means eleven and one half percent (11.5%) of the Fully Diluted Shares on the Exercise Period Commencement Date multiplied by 70%.”

This Amendment shall be an integral part of the Warrant.

All of the terms of Section 8 of the Warrant are hereby incorporated by reference mutatis mutandis as if fully set forth herein.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed in its corporate name by one of its officers thereunto duly authorized this ___ day of                     , 2012.

GENESIS GROUP HOLDINGS, INC.

By:
Name:
Title:

Accepted as of the date forth above:

GREAT AMERICAN LIFE INSURANCE COMPANY

By:
Name:
Title:

FORM OF FIRST AMENDMENT

TO

WARRANT NO. GR-2

OF

GENESIS GROUP HOLDINGS, INC.

This First Amendment (the “Amendment”) is being issued by Genesis Group Holdings, Inc. (the “Company”) to amend Warrant No. GR-2 (the “Warrant’) issued by the Company as of September 17, 2012 to Great American Insurance Company, an Ohio corporation.

This Amendment hereby amends the definition of “Initial Number” in the Warrant to change the reference therein to “ten percent (10%)” to read “eleven and one half percent (11.5%)” such that from and after the date of this Amendment, the definition of “Initial Number” in the Warrant shall read as follows:

“Initial Number” means eleven and one half percent (11.5%) of the Fully Diluted Shares on the Exercise Period Commencement Date multiplied by 30%.”

This Amendment shall be an integral part of the Warrant.

All of the terms of Section 8 of the Warrant are hereby incorporated by reference mutatis mutandis as if fully set forth herein.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed in its corporate name by one of its officers thereunto duly authorized this ___ day of                  , 2012.

GENESIS GROUP HOLDINGS, INC.

By:
Name:
Title:

Accepted as of the date forth above:

GREAT AMERICAN LIFE INSURANCE COMPANY

By:
Name:
Title: